SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 26, 2004
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50126	33-0865080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Venture, 3rd Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 585-7500
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

          On July 26, 2004, Commercial Capital Bancorp, Inc. (the “Company”) announced by press release that its bank subsidiary, Commercial Capital Bank, has entered into a lease agreement to open a banking office in Bay Meadows Park Place center located in San Mateo, California.  The new Banking office is scheduled to open in December 2004.

The press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit 99.1 Press release dated July 26, 2004.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.

By:	/s/ Stephen H. Gordon

Stephen H. Gordon
Chairman of the Board and Chief Executive Officer

Date: July 26, 2004